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[SILICON VALLEY BANK LOGO]

                                   SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWERS:    EMULEX CORPORATION
              3535 HARBOR BOULEVARD
              COSTA MESA, CALIFORNIA  92626

              INTERCONNECTIONS, INC.
              14711 NE 29TH PLACE
              BELLEVUE, WASHINGTON  98007

              EMULEX EUROPE LIMITED
              MULBERRY BUSINESS PARK, FISHPONDS ROAD
              WOKINGHAM, BERKSHIRE
              UNITED KINGDOM  RG11 2QY

DATE:         APRIL 18, 1996

CREDIT LIMIT
(Section 1.1):                An amount not to exceed * the lesser of:
                              (i) $5,000,000 at any one time outstanding; OR
                              (ii) 75% of the Net Amount of Borrower's accounts, which Silicon in its ** discretion deems eligible for borrowing, provided, however, that the minimum amount of a Loan shall be $100,000.

                              * (ON AN AGGREGATE AND CONSOLIDATED BASIS FOR EMULEX CORPORATION, A CALIFORNIA CORPORATION ("EMULEX"), INTERCONNECTIONS, INC. AND EMULEX EUROPE LIMITED)

                              ** REASONABLE

                              "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                              Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies,


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SILICON VALLEY BANK                      SCHEDULE TO LOAN AND SECURITY AGREEMENT
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                              accounts owing from an account debtor outside the
                              United States (the "Foreign Accounts") (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon)*, accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

                              * (PROVIDED THAT PRIOR TO OCCURRENCE OF THE
                              SECTION 2.2A CONDITION, FOREIGN ACCOUNTS BILLED IN THE UNITED STATES SHALL NOT BE DEEMED INELIGIBLE BY VIRTUE OF THE LOCATION OF THE ACCOUNT DEBTORS RELATING THERETO OUTSIDE OF THE UNITED STATES (REFERRED TO AS THE "EXPANDED FOREIGN ACCOUNTS ELIGIBILITY"), WITH THE UNDERSTANDING AND AGREEMENT THAT AFTER THE OCCURRENCE OF THE SECTION 2.2A CONDITION, THE EXPANDED FOREIGN ACCOUNTS ELIGIBILITY SHALL IMMEDIATELY CEASE TO BE EFFECTIVE)

LETTER OF CREDIT SUBLIMIT     Silicon, in its reasonable discretion, will from
                              time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding * not to exceed
                              $1,000,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it
                              Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued.
                              Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon
                              Applications for Letters of Credit and such other documentation as Silicon shall specify (the
                              "Letter of Credit Documentation"). Fees for the
                              Letters of Credit shall be as provided in the Letter of Credit Documentation.

                              * (ON AN AGGREGATE AND CONSOLIDATED BASIS FOR EMULEX, INTERCONNECTIONS, INC. AND EMULEX EUROPE LIMITED)

                              The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

 FOREIGN EXCHANGE
 CONTRACT SUBLIMIT            Up to $1,000,000 of the Credit Limit * may be
                              utilized for spot and future foreign exchange contracts (the "Exchange Contracts"). The Credit
                              Limit available at any time shall be reduced by the following amounts (the "Foreign Exchange
                              Reserve") on each day (the "Determination Date"):
                              (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days from the Determination
                              Date, 20% of the gross amount of the Exchange
                              Contracts; plus (ii) on all outstanding Exchange
                              Contracts on which delivery is to be effected or settlement

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                              allowed within two business days after the
                              Determination Date, 100% of the gross amount of the Exchange Contracts. In lieu of the Foreign Exchange Reserve for 100% of the gross amount of any Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amount in its bank account.

                              * (ON AN AGGREGATE AND CONSOLIDATED BASIS FOR EMULEX, INTERCONNECTIONS, INC. AND EMULEX EUROPE LIMITED)

                              Borrower may provide, by written notification to Silicon, instructions to terminate any of the Exchange Contracts, except that Borrower may not terminate an Exchange Contract within two business days of the date delivery is to be effected or settlement allowed. Further, Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or
                              (b) that there is not sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If either Silicon or Borrower terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                              Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $500,000, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed $1,000,000.

                              The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements, the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                              Without limiting any of the other terms of this Loan Agreement or any such standard form applications and agreements of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' fees of counsel of Silicon's choice), of every nature and description, which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").

                              The Exchange Contracts shall have maturity dates no later than the Maturity Date.

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 CORPORATE CREDIT
 CARD SUBLIMIT                Up to $10,000 of the Credit Limit * may be
                              utilized for advances under corporate credit cards to be issued by Silicon for Borrower, provided that at the time of the issuance of any such credit cards Borrower has available to it Loans in an amount equal to or greater than $10,000.
                              Further, after the issuance of any such credit cards, the Credit Limit shall be permanently reduced by $10,000 while any of such credit cards remain available for use or there remain any outstanding Obligations thereunder.

                              * (ON AN AGGREGATE AND CONSOLIDATED BASIS FOR EMULEX, INTERCONNECTIONS, INC. AND EMULEX EUROPE LIMITED)"

INTEREST RATE (Section 1.2):  A rate equal to the "Prime Rate" in effect from time to time, plus 2.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):                See Amendment to Loan Agreement of even date
                              herewith. (Any Commitment Fee previously paid by the Borrower in connection with this loan shall be credited against this Fee.)

MATURITY DATE
(Section 5.1):                SEPTEMBER 17, 1996.

PRIOR NAMES OF BORROWER
(Section 3.2):                NONE

TRADE NAMES OF BORROWER
(Section 3.2):                NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):                NONE

MATERIAL ADVERSE LITIGATION
(Section 3.10):               See Exhibit A to the Schedule to the Loan and
                              Security Agreement dated March 31, 1994.

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):                Without Silicon's prior written consent, Emulex,
                              InterConnections, Inc. and Emulex Europe Limited, on a consolidated basis, may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations:
                              (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $1,000,000 in any fiscal year, (ii) make

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                              employee loans in an aggregate amount outstanding
                              at any time not to exceed $200,000 and (iii) make loans to subsidiary corporations of Borrower and/or any Obligor (as defined in the Security Agreement of even date herewith) in an aggregate amount per subsidiary or Obligor not to exceed $500,000 and in a total aggregate amount not to exceed $2,000,000.

FINANCIAL COVENANTS
(Section 4.1):                Borrower shall cause Parent to comply with all of
                              the following covenants on a consolidated basis.
                              Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

     QUICK ASSET RATIO:       Parent shall maintain a ratio of "Quick Assets" to
                              current liabilities of not less than .80 to 1.

     TANGIBLE NET WORTH:      Parent shall maintain a tangible net worth of not
                              less than $18,000,000.

     DEBT TO TANGIBLE
     NET WORTH RATIO:         Parent shall maintain a ratio of total liabilities
                              to tangible net worth of not more than 1.00 to 1.

     PROFITABILITY            Parent shall not incur a loss (after taxes) for
                              the Parent's 1996 fiscal year in excess of $11,000,000. Thereafter, during the Parent's 1997 fiscal year, the quarterly losses (after taxes) that the Parent may incur shall not exceed
                              $2,500,000, in the aggregate, in such fiscal year, and Parent shall not incur an annual loss (after taxes) for the 1997 fiscal year.

     DEFINITIONS:             "Current assets," and "current liabilities" shall
                              have the meanings ascribed to them in accordance with generally accepted accounting principles.

                              "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.

                              "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

     DEFERRED REVENUES:       For purposes of the above quick asset ratio
                              deferred revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such

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                              ratio. For all other purposes deferred revenues
                              shall be counted as liabilities in accordance with generally accepted accounting principles.

     SUBORDINATED DEBT:       "Liabilities" for purposes of the foregoing
                              covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
(Section 4.1):                Borrower shall at all times comply with all of the
                              following additional covenants:

                              1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                              2. MONTHLY BORROWING BASE CERTIFICATE AND LISTING. Within 20 days after the end of each month when any Obligations are outstanding, Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable. Borrower shall also supply such a Borrowing Base Certificate and an aged listing of Borrower's accounts receivable five days prior to such time that Borrower requests a Loan under this Agreement if no Obligations had been outstanding prior to the request for any such Loan.

                              3. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $2,500,000 annually, on a joint basis for Emulex, InterConnections, Inc. and Emulex Europe Limited (the "Joint Borrower"), (iii) the creation of trade payable obligations in the ordinary course of business and (iv) the making of loans by the Joint Borrower to its subsidiaries and/or any Obligor (as defined in the Security Agreement of even date herewith) in an amount not to exceed $500,000 per subsidiary or Obligor at any time outstanding and not to exceed $2,000,000 in the aggregate at any time outstanding.

                              4. [INTENTIONALLY LEFT BLANK]

                              5. SEC FILINGS AND COMMUNICATIONS. Without limitation of the provisions of Section 3.7 hereof, Borrower agrees to provide to Silicon all filings made with the Securities and Exchange Commission (the "SEC") regarding Borrower or Parent or any affiliate of Borrower or Parent, and copies of all notices or other communication from the SEC relating thereto, within 5 days of such filing or receipt of such notice or other communication.

                              6. UCC-1S TO BE FILED; DOCUMENTS REGARDING PUERTO RICO COLLATERAL. Silicon shall now the UCC-1 Financing Statements that were provided to Silicon with the execution of the original Loan Agreement, and Borrower agrees to execute

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                              and deliver to Silicon all such additional UCC
                              financing statements and other instruments and documentation relating thereto as Silicon determines is necessary or desirable . Borrower agrees to execute and deliver to Silicon, or to cause the appropriate affiliate of Borrower or Parent, including, without limitation, Emulex Caribe, Inc., to execute and deliver to Silicon, the Puerto Rico Documentation (as referred to below) in a prompt manner after delivery thereof to any such party for execution. As used herein the term "Puerto Rico Documentation" shall mean any and all documents, agreements and instruments that Silicon determines are necessary or desirable, in its discretion, in connection with the granting and perfecting of the security interest of Silicon in the Collateral of Borrower, or in any property of any affiliate of Borrower or Parent, including, without limitation, Emulex Caribe, Inc., located in or relating to Puerto Rico. Without limiting any other term or provision hereof, Borrower agrees to reimburse Silicon for all costs and expenses in connection with the preparation of the Puerto Rico Documentation.

                              7. COLLATERAL ASSIGNMENT REGARDING INTELLECTUAL PROPERTY COLLATERAL. Borrower shall execute and deliver to Silicon three originals of Silicon's standard form of security agreement relating to Collateral consisting of intellectual property items, which form is entitled "Collateral Assignment, Patent Mortgage and Security Agreement" (the "Copyright Assignment") for recording by Silicon as appropriate. In connection therewith, Borrower agrees to effect registration with the United States Copyright office of Collateral consisting of copyrightable subject matter in accordance with the provisions set forth in the Copyright Assignment, and, without limitation of the other obligations of Borrower herein and therein, to take all other actions in order to assist Silicon in the perfection of its security interest in such items of Collateral.

                              8. NEGATIVE PLEDGE. Except as otherwise permitted hereunder, Borrower shall not hereafter grant a security interest in any of its present or future Collateral, other than for liens on capital equipment relating to obligations incurred pursuant to paragraph 3 above.

                              9. SHAREHOLDER DEBT TO BE SUBORDINATED. All indebtedness of Borrower owing to any and all of its shareholders or related

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                              parties shall be subordinated in favor of Silicon
                              pursuant to written subordination agreements in Silicon's standard form.

                                BORROWER:

                                  EMULEX CORPORATION


                                  BY  /s/ Paul F. Folino
                                     --------------------------------
                                     PRESIDENT OR VICE PRESIDENT


                                  BY  /s/ Walter J. McBride
                                     --------------------------------
                                     SECRETARY OR ASS'T SECRETARY


                                BORROWER:

                                  INTERCONNECTIONS, INC.


                                  BY  /s/ Paul F. Folino
                                     --------------------------------
                                     PRESIDENT OR VICE PRESIDENT


                                  BY  /s/ Walter J. McBride
                                     --------------------------------
                                     SECRETARY OR ASS'T SECRETARY


                                BORROWER:

                                  EMULEX EUROPE LIMITED


                                  BY  /s/ Paul F. Folino
                                     --------------------------------
                                     PRESIDENT OR VICE PRESIDENT


                                  BY  /s/ Walter J. McBride
                                     --------------------------------
                                     SECRETARY OR ASS'T SECRETARY


                                SILICON:

                                  SILICON VALLEY BANK


                                  BY  /s/ Michael P. Quain
                                     --------------------------------
                                  TITLE VP

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